Exhibit 21

visionGATEWAY, Inc., a Nevada Corporation
     *    US Listed Holding Co.
     *    USA & European Operations

Subsidiaries :

visionGATEWAY Pty Ltd, an Australian Corporation
Software Innovisions Pty Ltd, an Australian Corporation


The registered office for each of the two Australian subsidiaries is :

c/o Watkins Coffey Martin
65 Hill Street
Roseville NSW 2069
Australia

visionGATEWAY Pty Ltd, the Australian company, has one office   the R&D Center
and Australian administration is located in the Brisbane Office. The Sydney office was closed mid 2005 :

Australia
                               Brisbane Office

                               Suite 6 Level 1
                               132 Racecourse Road
                               Ascot
                               QLD 4007
                               Phone: +61 7 3868 1078
                               Fax:   +61 7 3868 1074

visionGATEWAY, Inc. has two offices in the USA

United States of America
                               San Diego (Del Mar) Office

                               12707 High Bluff Drive
                               Suite 200
                               San Diego
                               CA 92130
                               Phone: +1 858 794 1416
                               Fax:   +1 858 794 1450

                               Los Angeles (Marina Del Ray) Office

                               4134 Del Rey Avenue
                               Marina Del Rey
                               CA 90292
                               Phone: +1 310 754 3466
                               Fax:   +1 310 754 4010